UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2013

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35707	36-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Press Release Regarding Annual Meeting of Stockholders
On April 9, 2013, Liberty Media Corporation (“Liberty”) announced that it intends to hold its Annual Meeting of Stockholders on Tuesday, June 4, 2013, at 10:45 a.m., Mountain Time, at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado, 80112. At the meeting, Liberty may make observations regarding its financial performance and outlook.
Press Release Regarding First Quarter Earnings Release
On April 12, 2013, Liberty issued a press release, attached hereto as Exhibit 99.2, announcing it will release its first quarter earnings on Wednesday, May 8th at 11:00 a.m. (ET). Greg Maffei, Liberty Media Corporation's President and CEO, will host the call. During the call, Mr. Maffei will discuss the company's financial performance and outlook.
This Item 7.01 of this Current Report on Form 8-K and the press releases attached hereto as Exhibit 99.1 and 99.2 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name
99.1	Press Release dated April 9, 2013 regarding the annual meeting.
99.2	Press Release dated April 12, 2013 regarding the first quarter earnings release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2013

LIBERTY MEDIA CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release dated April 9, 2013 regarding the annual meeting.
99.2	Press Release dated April 12, 2013 regarding the first quarter earnings release.